UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MICROCHIP TECHNOLOGY INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROCHIP TECHNOLOGY INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 15, 2005

TIME:	9:00 a.m. Mountain Standard Time

PLACE:	Microchip Technology Incorporated
2355 West Chandler Boulevard, Chandler, Arizona 85224

ITEMS OF
BUSINESS:	(1) To elect Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2) To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Microchip for the fiscal year ending March 31, 2006; and

(3) To transact such other business as may properly come before the annual meeting or any adjournment(s) thereof.

RECORD
DATE:	Holders of Microchip common stock of record at the close of business on June 16, 2005 are entitled to vote at the annual meeting.

ANNUAL
REPORT:	Microchip’s 2005 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY:

It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the proxy card sent to you. Stockholders who hold their shares in “street name” may also have a choice of voting their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the annual meeting by following the instructions in the accompanying proxy statement.

J. Eric Bjornholt
Secretary

Chandler, Arizona
July 11, 2005

MICROCHIP TECHNOLOGY INCORPORATED

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

PROXY STATEMENT

You are cordially invited to attend our annual meeting on Monday, August 15, 2005, beginning at 9:00 a.m., Mountain Standard Time.  The annual meeting will be held at our Chandler facility located at 2355 West Chandler Boulevard, Chandler, Arizona 85224.

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Microchip Technology Incorporated of proxies to be voted at Microchip’s 2005 annual meeting of stockholders and at any adjournment(s) thereof.

Our fiscal year begins on April 1 and ends on March 31.  References in this proxy statement to fiscal 2005 refer to the
12-month period from April 1, 2004 through March 31, 2005, and references to fiscal 2004 refer to the 12-month period from April 1, 2003 through March 31, 2004.

On June 16, 2005, the closing price of a share of our common stock as reported by The NASDAQ National Market® was $30.43.

We anticipate first mailing this proxy statement and accompanying form of proxy on July 11, 2005 to holders of Microchip’s common stock on June 16, 2005, the Record Date for the annual meeting.

PROXIES AND VOTING PROCEDURES

YOUR VOTE IS IMPORTANT.  Because many stockholders cannot attend the annual meeting in person, it is necessary that a large number of stockholders be represented by proxy.  Stockholders who hold their shares in “street name” may have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided.  Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.  Under Delaware law, stockholders may submit proxies electronically.  Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote if these options are available to you) or by voting by ballot at the annual meeting.

The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the annual meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions on such proxies.  IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS OUR BOARD OF DIRECTORS RECOMMENDS.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

Stockholders Entitled to Vote

Stockholders of record at the close of business on the Record Date, June 16, 2005, are entitled to notice of and to vote at the annual meeting.  Each share is entitled to one vote on each matter properly brought before the annual meeting.  On the Record Date, there were 208,868,503 shares of our common stock issued and outstanding.

In accordance with Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the annual meeting on August 15, 2005, and for 10 days prior to the annual meeting at 2355 West Chandler Boulevard, Chandler, Arizona, between the hours of 9:00 a.m. and 4:30 p.m., Mountain Standard Time.

Required Vote

Quorum, Abstentions and Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Under the rules of the New York Stock Exchange, which apply to NYSE member brokers trading in non-NYSE stock, brokers have discretionary authority to vote shares on certain routine matters if customer instructions are not provided.  Proposals One and Two to be considered at the annual meeting may be treated as routine matters.  Consequently, if you do not return a proxy card, your broker may have discretion to vote your shares on such matters.

Election of Directors

A plurality of the votes duly cast is required for the election of Directors (i.e., the five nominees receiving the greatest number of votes will be elected).  Abstentions and broker “non-votes” will not affect the election of Directors.

Ratification of Accounting Firm

The affirmative vote of a majority of the votes duly cast on the proposal is required for ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Microchip for the fiscal year ending March 31, 2006.  Abstentions and broker “non-votes” will not affect the voting on such matter.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2005 Annual Report are available at the Investor Relations section under Annual Reports on www.microchip.com.  Our stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by calling our Investor Relations Department at 480-792-7761.  If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials.  Your choice will remain in effect until you contact our Investor Relations Department and instruct us otherwise.  You do not have to elect Internet access each year.

If you hold your Microchip stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.  Most stockholders who hold their Microchip stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail message next year containing the Internet address to use to access Microchip’s proxy statement and annual report.

Cost of Proxy Solicitation

Microchip will pay the cost of soliciting proxies.  Proxies may be solicited on behalf of Microchip by its Directors, officers or employees in person or by telephone, facsimile or other electronic means.  We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Microchip common stock.

THE BOARD OF DIRECTORS

Meetings of the Board of Directors

Our Board of Directors met six times in fiscal 2005.  During fiscal 2005, each Director attended at least 85% of the meetings of the Board of Directors and of the committees on which such Director served.  During fiscal 2003, the Board of Directors implemented the practice of meeting in executive session on a periodic basis without management or management Directors (i.e., Mr. Sanghi) present, and continued this practice through fiscal 2005.  The Board of Directors has determined that each of Messrs. Chapman, Day, Hugo-Martinez and Meyercord is an independent Director as defined by applicable SEC rules and NASDAQ listing standards.

Communications from Stockholders

Stockholders may communicate with the Board of Directors or individual members of the Board of Directors, provided that all such communication is submitted in writing to the attention of the Secretary at Microchip Technology Incorporated, 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199, who will then forward such communication to the appropriate Director or Directors.

Committees of the Board of Directors

The following table lists our three Board committees, the Directors who currently serve on them and the number of committee meetings held in fiscal 2005:

Membership on Board Committees

Name	Audit	Compensation	Nominating and Governance
Mr. Chapman	C		•
Mr. Day		•	C
Mr. Hugo-Martinez	•	C	•
Mr. Meyercord	•		•
Meetings held in Fiscal 2005	8	3	4

C = Chair

• = Member

Audit Committee

The responsibilities of our Audit Committee are described in the committee charter.  A copy of the Audit Committee Charter, as amended and restated through May 11, 2004, is available at the Investor Relations section under Mission Statement/Corporate Governance on www.microchip.com.

The Board has determined that all members of the Audit Committee are independent Directors as defined by applicable SEC rules and NASDAQ listing standards.  The Board has also determined that each of Messrs. Chapman, Hugo-Martinez and Meyercord meet the requirements for being an “audit committee financial expert” as defined by applicable SEC rules.

In fiscal 2004, the Audit Committee adopted a policy with respect to (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters; and (iii) the prohibition of harassment, discrimination or retaliation arising from submitting concerns regarding questionable accounting, internal accounting controls or auditing matters or participating in an investigation regarding questionable accounting, internal accounting controls or auditing matters.  This policy was created in accordance with applicable SEC rules and NASDAQ listing requirements.  A copy of this policy is available at the Investor Relations section under Mission Statement/Corporate Governance on www.microchip.com.

Compensation Committee

The Compensation Committee has oversight responsibility for the compensation and benefit programs for our executive officers and other employees, including administration of our equity incentive and employee stock purchase plans.  The Board has determined that all members of the Compensation Committee are independent Directors as defined by applicable SEC rules and NASDAQ listing standards.  For more information on our Compensation Committee, please turn to the “Compensation Committee Report on Executive Compensation” at page 13, herein.

Nominating and Governance Committee

The responsibilities of our Nominating and Governance Committee are described in the committee charter which is available at the Investor Relations section under Mission Statement/Corporate Governance on

www.microchip.com.  The Board has determined that all members of the Nominating and Governance Committee are independent Directors as defined by applicable SEC rules and NASDAQ listing standards.

When considering a candidate for a Director position, the Nominating and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of skill.  The Nominating and Governance Committee evaluates Director nominees recommended by a stockholder in the same manner as it would any other nominee.  The Nominating and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this proxy statement under “Requirements, Including Deadlines, for Receipt of Stockholder Proposals for the 2006 Annual Meeting of Stockholders; Discretionary Authority to Vote on Stockholder Proposals” at page 21, herein.  We do not pay any third party to identify or assist in identifying or evaluating potential nominees for Director.

Attendance at the Annual Meeting of Stockholders

All Directors are encouraged, but not required, to attend our annual meeting of stockholders.  All Directors were in attendance at the 2004 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter setting out the purposes and responsibilities of the Audit Committee.  The Board and the Audit Committee review and assess the adequacy of the charter on an annual basis.  A copy of the Audit Committee Charter, as amended and restated through May 11, 2004, is available at the Investor Relations section under Mission Statement/Corporate Governance on www.microchip.com.

Each of the Directors who serves on the Audit Committee meets the independence and experience requirements of the SEC rules and NASDAQ listing standards.  What this means is that the Microchip Board of Directors has determined that no member of the Audit Committee has a relationship to Microchip that may interfere with such member’s independence from Microchip and its management, and that all members have the required knowledge and experience to perform their duties as committee members.

We have received from Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP their independence from Microchip.  We also discussed with Ernst & Young LLP all matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).  We have considered whether and determined that the provision of the non-audit services rendered to Microchip by Ernst & Young LLP during fiscal year 2005 was compatible with maintaining the independence of Ernst & Young LLP.

We have reviewed with management Microchip’s audited annual financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and filed with the SEC, as well as the unaudited financial statements filed with Microchip’s quarterly reports on Form 10-Q.  We also met with both management and Ernst & Young LLP to discuss those financial statements.

Based on these reviews and discussions, we recommended to the Board of Directors that Microchip’s audited financial statements be included in Microchip’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 for filing with the SEC.

By the Audit Committee of the Board of Directors(1):

Matthew W. Chapman (Chairman)	Wade F. Meyercord	Albert J. Hugo-Martinez

(1) The Report of the Audit Committee is not “soliciting” material and is not deemed “filed” with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language contained in such filings.

Director Compensation

Director Fees

In fiscal 2005, non-employee Directors received a $15,000 annual retainer (which increased to $20,000 on April 1, 2005) paid in quarterly installments, and $1,900 (which increased to $2,500 on April 1, 2005) for each meeting attended in person.  Directors do not receive any compensation for telephonic meetings of the Board or for meetings of committees of the Board.  Effective April 1, 2005, the Chairman of the Audit Committee also receives an annual retainer of $3,000 paid in quarterly installments.

Equity Compensation

Under the terms of our 2004 Equity Incentive Plan, each non-employee Director is automatically granted:

•                  an option to purchase 12,000 shares of common stock upon his or her first election to the Board of Directors, and

•                  an option to purchase 6,000 shares of common stock immediately following the annual election of Directors, granted as of the first business day of the month in which the annual stockholders’ meeting is held.

On August 2, 2004, each of Messrs. Chapman, Day, Hugo-Martinez and Meyercord was granted an option to acquire 6,000 shares of common stock at an exercise price of $29.19 per share.  Each such option vests in a series of 12 equal and successive monthly installments starting one month after the grant date.

Compensation Committee Interlocks and Insider Participation

In fiscal 2005, Mr. Day and Mr. Hugo-Martinez, two of our independent Directors, served on the Compensation Committee.  Neither Mr. Day nor Mr. Hugo-Martinez had any related party transaction with Microchip during fiscal 2005 other than service as a Director.  In addition, neither of such directors has a relationship which would constitute a compensation committee interlock under applicable SEC rules.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) and related rules under the Securities Exchange Act of 1934 require our Directors, executive officers and stockholders holding more than 10% of our common stock to file reports of holdings and transactions in Microchip stock with the SEC and to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms received by us during fiscal 2005, and written representations from our Directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our Directors, executive officers and stockholders holding more than 10% of our common stock with respect to fiscal 2005 were met.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of five Directors will be elected at the annual meeting.  The persons named in the proxy card will vote such proxy for the election of each of the nominees named below, unless the named person indicates that your vote should be withheld.  Each of the nominees is currently serving as a Director and has agreed to continue serving if re-elected.  If any of the nominees becomes unable or declines to serve as a Director at the time of the annual meeting, the persons named in the proxy card will vote such proxy for any nominee designated by the current Board of Directors to fill the vacancy.  We do not expect that any of the nominees will be unable or will decline to serve as a Director.

The term of office of each person who is elected as a Director at the annual meeting will continue until the 2006 annual meeting of stockholders or until a successor has been elected and qualified.

The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Information on Nominees for Director

Name	Age	Position(s) Held
Steve Sanghi	49	Chairman, President and CEO
Albert J. Hugo-Martinez	59	Director
L.B. Day	60	Director
Matthew W. Chapman	54	Director
Wade F. Meyercord	64	Director

Steve Sanghi is currently, and has been since August 1990, a Director and President of Microchip Technology Incorporated.  Since October 1991, he has served as CEO of Microchip, and since October 1993, as Chairman of the Board of Directors.  On May 1, 2004, he became a member of the Board of Directors of Xyratex Ltd., a storage and network technology company.

Albert J. Hugo-Martinez has served as a Director of Microchip since October 1990.  Since February 2000, he has served as Chief Executive Officer of Hugo-Martinez Associates, a consulting and advisory firm.  From February 1999 to February 2000, he served as Chairman and CEO of Network WebWare, Inc., an Internet software company.  From March 1996 until November 1999, he served as President and CEO and a member of the Board of Directors of GTI Corporation, a manufacturer of ISDN-ADSL and local area network subcomponents.  From February 2003 to November 2004, he served as Chairman of Ramtron International Corporation, a non-volatile semiconductor memory company.

L.B. Day has served as a Director of Microchip since December 1994.  Mr. Day serves as President of L.B. Day & Company, Inc., a consulting firm whose parent company he co-founded in 1977, which provides strategic planning, strategic marketing and organization design services to the elite of the high-technology world.

Matthew W. Chapman has served as a Director of Microchip since May 1997.  Since January 2002, he has served as President and CEO of Centrisoft Corporation, an emerging software provider for application performance management.  From August 2000 to January 2002, Mr. Chapman served as an advisor to early-stage technology companies in connection with developing business plans and securing funding.  From 1988 until August 2000, he served as CEO, and from 1991 until August 2000 as Chairman, of Concentrex Incorporated, a supplier of integrated software solutions and services to financial institutions throughout the United States.

Wade F. Meyercord has served as a Director of Microchip since June 1999.  Since October 2002, he has served as full-time President of Meyercord & Associates, Inc., a management consulting firm specializing in high technology company compensation matters (CEO, executive officer and board) and in stock plan consulting, a position he previously held part time beginning in 1987.  From June 1999 to October 2002, Mr. Meyercord served as Senior Vice President and Chief Financial Officer of Rioport.com, an Internet applications service provider for the music industry.  From October 1997 to June 1999, he served as Senior Vice President, e-commerce and Quality Assurance of Diamond Multimedia Systems, Inc., a supplier of Internet multimedia appliances.  Mr. Meyercord is also a member of the Board of Directors of California Micro Devices Corporation, Endwave Corporation and Magma Design Automation, Inc.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of Microchip for the fiscal year ending March 31, 2006.  Ernst & Young LLP has audited our financial statements since the fiscal year ended March 31, 2002 and has served as our independent registered public accounting firm since June 6, 2001.

We anticipate that a representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions.  Stockholder ratification of the appointment of Ernst & Young LLP is not required by our Bylaws or applicable law.  However, our Board of Directors determined to submit such appointment to our stockholders for ratification.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Upon the recommendation of our Audit Committee, the Board of Directors recommends that stockholders vote FOR ratification of such appointment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has audited our financial statements since the fiscal year ended March 31, 2002 and has served as our independent registered public accounting firm since June 6, 2001.  The partner in charge of our audit will be rotated every five years.  Other partners and non-partner personnel are rotated on a periodic basis.

Our Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.  The Audit Committee approved Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2006.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

This category includes fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits and the assistance with review of our SEC registration statements.  For fiscal 2005, this category also includes fees associated with the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.  The aggregate fees billed or to be billed by Ernst & Young LLP in each of the last two fiscal years for such services were $1,094,000 for fiscal 2005 and $505,000 for fiscal 2004.

Audit-Related Fees

This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation.  The aggregate fees billed or to be billed by Ernst & Young LLP in each of the last two fiscal years for such services were $86,000 for fiscal 2005 and $45,000 for fiscal 2004.

Tax Fees

This category includes fees associated with tax return preparation, tax advice and tax planning.  The aggregate fees billed or to be billed by Ernst & Young LLP in each of the last two fiscal years for such services were $238,000 for each of fiscal years 2004 and 2005.

All Other Fees

This category includes fees for support and advisory services not related to audit services or tax services.  There were $2,000 of such fees in fiscal 2005 and $8,000 of such fees in fiscal 2004.

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm.  Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget or limit.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve a specified level of services, and such pre-approvals are then communicated to the full Audit Committee at its next scheduled meeting.

Our Audit Committee has determined that the non-audit services rendered by Ernst & Young LLP during fiscal 2005 and fiscal 2004 were compatible with maintaining the independence of Ernst & Young LLP.

PERFORMANCE GRAPH

The following graph indicates the cumulative total stockholder return for Microchip compared with the CRSP Total Return Index for The NASDAQ Stock Market® (U.S.) (NASDAQ U.S. Composite) and the Philadelphia Semiconductor Index (SOXX) weighted by market value at the beginning of the measurement period.  The graph covers the five-year period from March 31, 2000 through March 31, 2005.

Historic stock price performance is not necessarily indicative of future stock performance.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of our common stock as of May 27, 2005 for:  (a) each Director, (b) our CEO and the four other most highly compensated executive officers named in this proxy statement, (c) all Directors and executive officers as a group, and (d) each person who is known to us to own beneficially more than five percent of our common stock.  Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws and joint tenancies, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by such person:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Common Stock
Capital Research & Management Co. (2)	20,770,000	9.95%
AMVESCAP PLC (3)	16,271,164	7.80%
FMR Corp. (4)	10,841,491	5.25%
Steve Sanghi (5)	6,278,970	2.97%
Matthew W. Chapman (6)	53,063	*
L.B. Day (1)	46,151	*
Albert J. Hugo-Martinez (7)	130,290	*
David S. Lambert (8)	574,944	*
Mitchell R. Little (1)	89,487	*
Wade F. Meyercord (9)	74,041	*
Ganesh Moorthy (10)	196,680	*
Gordon W. Parnell (11)	267,948	*
All Directors and executive officers as a group (11 people) (1)	8,219,219	3.86%

*  Less than 1% of the outstanding shares of common stock.

(1)     As indicated below, the number of shares beneficially owned includes shares of common stock issuable to the identified person pursuant to stock options and stock purchase rights that may be exercised within 60 days of May 27, 2005.  In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder:

• L.B. Day — 43,416 shares • Mitchell R. Little — 85,948 shares	• Directors and executive officers as a group (11 people) — 4,299,981 shares

(2)     Address is 333 South Hope Street, Los Angeles, CA 90071.  Information is based on the Schedule 13G filed by Capital Research & Management Co. dated February 9, 2005.  Such Schedule 13G indicates that Capital Research & Management Co. has sole power to dispose of and direct the disposition of the common stock.

(3)     Address is 11 Devonshire Square, London EC2M 4YR England.  Information is based on the Schedule 13G filed by AMVESCAP PLC dated February 14, 2005.  Such Schedule 13G indicates that AMVESCAP PLC has sole power to vote or direct the vote and to dispose of and direct the disposition of the common stock.  AMVESCAP PLC is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the referenced Schedule 13G.

(4)     Address is 82 Devonshire Street, Boston, MA 02109.  Information is based on the Schedule 13G filed by FMR Corp. dated February 14, 2005.  Such Schedule 13G indicates that FMR Corp. has sole power to vote or direct the vote and to dispose of and direct the disposition of the common stock.  FMR Corp. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the referenced Schedule 13G.

(5)     Includes 2,739,863 shares issuable upon exercise of options and 3,513,786 shares held of record by Steve Sanghi and
Maria T. Sanghi as trustees.

(6)     Includes 39,166 shares issuable upon exercise of options, 262 shares held in Testamentary Trust of Regan Chapman and 135 shares held by Mr. Chapman’s minor children.

(7)     Includes 72,916 shares issuable upon exercise of options and 57,374 shares held of record by Albert J. Hugo-Martinez and
S. Gay Hugo-Martinez as trustees.

(8)     Includes 375,066 shares issuable upon exercise of options and 1,314 shares held by Mr. Lambert’s children.

(9)     Includes 73,041 shares issuable upon exercise of options and 1,000 shares held of record by Wade Meyercord and
Phyllis Meyercord as trustees.

(10)   Includes 183,652 shares issuable upon exercise of options and 12,380 shares held of record by Ganesh Moorthy and
Hema Moorthy as trustees.

(11)   Includes 257,485 shares issuable upon exercise of options and 9,781 shares held of record by Gordon W. Parnell and
Jeanette Parnell as trustees.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee

The Compensation Committee of the Board, presently comprised of Mr. Hugo-Martinez and Mr. Day, reviews the performance of the executive officers and makes compensation decisions regarding the executive officers.  The Compensation Committee generally seeks input from Mr. Sanghi when discussing the performance of, and compensation levels for, the executive officers other than Mr. Sanghi.  Mr. Sanghi does not participate in deliberations relating to his own compensation.

Our Compensation Policy

Our compensation policy for officers and key employees is based on a “pay-for-performance” philosophy.  This
“pay-for-performance” philosophy emphasizes variable compensation, primarily by placing a large portion of pay at risk.  We believe that this philosophy meets the following objectives:

•                  rewards performance that increases the value of our common stock

•                  attracts, retains, motivates and rewards individuals with competitive compensation opportunities

•                  aligns an executive’s total compensation with our business objectives

•                  fosters a team environment among our management that focuses their energy on achieving our financial and performance objectives, consistent with Microchip’s “guiding values”

•                  balances short-term and long-term strategic goals, and

•                  builds and encourages ownership of our common stock.

Decisions regarding cash and equity compensation also include subjective determinations and consideration of various factors with the weight given to a particular factor varying from time to time and in various individual cases, such as an executive’s experience and tenure in the industry and the perceived value of the executive’s position to Microchip as a whole.

We believe that the overall compensation levels for the executive officers in fiscal 2005 were consistent with our
“pay-for-performance” philosophy and are commensurate with Microchip’s fiscal 2005 performance.

Elements of Compensation

Our executive compensation program is currently comprised of four major elements:

•                  annual base salary

•                  incentive cash bonuses

•                  equity compensation, and

•                  compensation and employee benefits generally available to all Microchip employees.

Base Salaries.  We review the base salaries of the executive officers each year.  When setting base salaries, we review the performance objectives for Microchip as a whole, as well as the performance objectives for each of the individual officers relative to their respective areas of responsibility.  We may also consider the salaries of executive officers in similar positions with comparably sized companies in the semiconductor industry.  This review encompasses the objectives for both the immediately preceding fiscal year and the upcoming fiscal year.  Performance objectives are initially developed by the individual officers, in conjunction with their respective operating units, and then discussed with and approved by the CEO to generate our quarterly operating objectives.  The operating objectives are then reviewed and approved by the Board of Directors.

Based on industry conditions during the second half of fiscal 2005, base salaries for the executive officers did not increase in fiscal year 2005.

Incentive Cash Bonuses.  Quarterly incentive cash bonuses may be payable to officers and key employees under the Management Incentive Compensation Plan, referred to as the “MICP.”  The Compensation Committee may in its discretion approve quarterly payments under the MICP in conjunction with its review of our quarterly operating results.  A bonus pool is established based on eligible individuals’ participation level and is predicated on Microchip’s quarterly operating results and various subjective determinations.

Consistent with our “pay-for-performance” philosophy, our CEO and executive officers received bonuses under the MICP during each quarter of fiscal 2005.  For fiscal 2005, MICP bonus payments for executive officers other than the CEO ranged from $70,567 to $123,410.

Equity Compensation.  Equity compensation, such as stock options, constitutes a significant portion of our incentive compensation program because we believe that officers and key employees should hold substantial, long-term equity stakes in Microchip to align their collective interests with your interests.  We typically grant stock options to officers and key employees in connection with their initial employment and on an annual basis thereafter.  Grants may also be made in connection with promotions, other changes in responsibilities or in recognition of other individual or Microchip developments or achievements.  On March 31, 2005, approximately 62% of our employees worldwide held options to purchase our common stock.

In granting stock options to executive officers, we consider numerous factors, including:

•                  the individual’s position and responsibilities

•                  the individual’s future potential to influence our mid- and long-term growth

•                  the vesting schedule of the options awarded, and

•                  the number of options previously granted.

See the table under “Option Grants in Last Fiscal Year,” at page 18, below, for information regarding options to purchase common stock granted during fiscal 2005 to the CEO and each of the four other most highly compensated executive officers named in this proxy statement.

Other Compensation and Employee Benefits Generally Available to All Employees.  We maintain compensation and employee benefits that are generally available to all Microchip employees, including:

•                  the employee stock purchase plan

•                  medical, dental and life insurance benefits

•                  a 401(k) retirement savings plan, and

•                  a cash bonus plan.

The cash bonus plan awards each eligible employee with up to two and one-half days of pay, based on base salary, every quarter, if certain operating profitability objectives are achieved.  During fiscal 2005, bonus awards were paid out under such plan for each quarterly period.  Under such program, for fiscal 2005 our executive officers, other than our CEO, received payments ranging from $5,880 to $8,239.

We also maintain a supplementary retirement plan for certain employees, including the CEO and the executive officers, who receive compensation in excess of the 401(k) contribution limits imposed under the Internal Revenue Code.

CEO Compensation

We use the same factors and criteria described above in making compensation decisions regarding the CEO.  Mr. Sanghi’s base salary was not changed during fiscal 2005 due to industry conditions during the second half of fiscal 2005.

In fiscal 2005, Mr. Sanghi earned an MICP bonus of $1,045,540, and a cash bonus of $17,112 based on the same factors described in “Incentive Cash Bonuses” at page 14.

During fiscal 2005, Mr. Sanghi was granted options to acquire 300,000 shares of common stock at a weighted average exercise price of $26.66 per share.  For additional information concerning these option grants, including vesting information, refer to the table under “Option Grants in Last Fiscal Year,” at page 18, below.  We determined that the amounts of the grants and the vesting terms provide an appropriate long-term incentive for Mr. Sanghi.

We believe that Mr. Sanghi’s fiscal 2005 compensation was:

•                  consistent with our “pay-for-performance” philosophy

•                  commensurate with our fiscal 2005 operating objectives, and

•                  reasonable based on our overall performance in fiscal 2005 and our performance compared to the semiconductor industry as a whole.

Tax Code Concerns

Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction for executive compensation paid to senior executives in excess of $1,000,000 per year, unless that income meets permitted exceptions.  We anticipate that a substantial portion of each executive officer’s compensation will be “qualified performance-based compensation,” that is not limited under Internal Revenue Code Section 162(m).  Therefore, we do not currently anticipate that any executive officer’s compensation will exceed that limitation of deductibility in fiscal 2006.  We intend to review the deductibility of executive compensation from time to time to determine whether any additional actions are advisable to maintain deductibility.

Conclusion

We believe that the executive team provided outstanding service to Microchip throughout fiscal 2005.  We will work to assure that the executive compensation programs continue to meet Microchip’s strategic goals as well as the overall objectives discussed in this Report.

By the Compensation Committee of the Board of Directors (2):

Albert J. Hugo-Martinez (Chair)	L.B. Day

(2) The Board Compensation Committee Report on Executive Compensation is not “soliciting” material and is not deemed “filed” with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

Summary Compensation Table

				Long-Term Compensation
				Awards
	Annual Compensation			Securities
Name and Principal Position (1)	Fiscal Year	Salary	Bonus (2)	Underlying Options/SARs	All Other Compensation (3)
Steve Sanghi,	2005	$468,327	$1,062,652	300,000	$3,668
President and	2004	459,321	71,330	289,792	3,043
CEO	2003	458,937	9,956	603,752	2,961

Mitchell R. Little,	2005	225,484	131,649	40,000	3,683
VP, Worldwide Sales and	2004	214,366	12,974	45,165	1,190
Applications	2003	214,043	4,641	78,724	140

Gordon W. Parnell,	2005	207,041	116,740	36,000	3,050
VP, Chief Financial Officer	2004	195,837	10,973	41,675	2,564
	2003	195,405	4,237	76,138	2,920

David S. Lambert,	2005	197,142	111,159	40,000	3,586
VP, Fab Operations	2004	186,474	10,448	40,926	2,747
	2003	185,896	4,031	75,578	2,886

Ganesh Moorthy,	2005	189,737	114,727	70,000	3,342
VP, Advanced Microcontroller	2004	168,479	10,012	48,302	2,340
and Memory Division (4)	2003	156,462	3,397	112,529	2,425

(1)       Includes those individuals who in fiscal 2005 were the CEO or one of the four other most highly compensated executive officers as measured by salary and bonus for fiscal 2005.

(2)       Includes the portion of MICP bonus and cash bonus payments under our cash bonus plan earned in year shown even if not paid until the following year.

(3)       Consists of company-matching contributions to our 401(k) retirement savings plan.

(4)       Mr. Moorthy was named an executive officer effective February 3, 2003.

Option Grants In Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation Option Term
Name	Granted		Year	($/sh)	Date	5% (3)	10% (3)

Steve Sanghi	145,000	(1)	5.4%	$27.05	4/1/14	$2,466,682	$6,251,056
	10,000	(1)	0.4%	27.05	4/1/14	170,116	431,107
	145,000	(2)	5.4%	26.25	7/21/14	2,393,730	6,066,182

Mitchell R. Little	28,000	(1)	1.0%	27.05	4/1/14	476,325	1,207,101
	2,000	(1)	0.1%	27.05	4/1/14	34,023	86,221
	10,000	(2)	0.4%	26.25	7/21/14	165,085	418,357

Gordon W. Parnell	26,000	(1)	1.0%	27.05	4/1/14	442,302	1,120,879
	10,000	(2)	0.4%	26.25	7/21/14	165,085	418,357

David S. Lambert	28,000	(1)	1.0%	27.05	4/1/14	476,325	1,207,101
	2,000	(1)	0.1%	27.05	4/1/14	34,023	86,221
	10,000	(2)	0.4%	26.25	7/21/14	165,085	418,357

Ganesh Moorthy	40,000	(1)	1.5%	27.05	4/1/14	680,464	1,724,429
	5,000	(1)	0.2%	27.05	4/1/14	85,058	215,554
	25,000		0.9%	26.25	7/21/14	412,712	1,045,893

(1)       Each stock option becomes exercisable over a one-year vesting period in 12 successive monthly installments commencing on March 31, 2008, and has a maximum term of 10 years from the date of grant.  Vesting may be accelerated under certain circumstances in connection with an acquisition of Microchip or a change of control.  The exercise price may be paid in cash, shares of common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(2)       Each stock option becomes exercisable over a two-year vesting period in 24 successive monthly installments commencing on July 21, 2005, and has a maximum term of 10 years from the date of grant.  Vesting may be accelerated under certain circumstances in connection with an acquisition of Microchip or a change of control.  The exercise price may be paid in cash, shares of common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3)       No assurance can be given that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.  The rates of appreciation are specified by the rules of the Securities and Exchange Commission and are for illustrative purposes only; they do not represent our estimate of future stock price.  Unless the market price of the common stock does, in fact, appreciate over the option term, no value will be realized from the option grant.  The exercise price of each of the options was equal to the closing sales price of the common stock as quoted on The NASDAQ National Market on the date of grant.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options At March 31, 2005		Value of Unexercised In-The-Money Options At March 31, 2005 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Steve Sanghi	-0-	$-0-	2,815,692	774,019	$37,530,473	$3,072,657
Mitchell R. Little	46,496	883,595	126,716	129,833	141,085	638,350
Gordon W. Parnell	46,600	1,054,337	227,805	119,233	1,722,885	578,749
David S. Lambert	-0-	-0-	398,073	105,983	4,905,630	537,732
Ganesh Moorthy	-0-	-0-	173,319	126,083	218,418	309,674

(1)   Calculated based on the market price per share of the common stock at date of exercise multiplied by the number of shares issued upon exercise less the total exercise price of the options exercised.

(2)   Calculated based on $26.01 per share, which was the closing sales price of the common stock as quoted on The NASDAQ National Market on March 31, 2005, multiplied by the number of applicable shares in-the-money less the total exercise price for such shares.

Equity Compensation Plan Information

The table below provides information about our common stock that, as of March 31, 2005, may be issued upon the exercise of options and rights under the following existing equity compensation plans (which are all of our equity compensation plans):

•      Microchip 1993 Stock Option Plan

•      Microchip 1997 Nonstatutory Stock Option Plan

•      Microchip 1994 International Employee Stock Purchase Plan

•      Microchip 2001 Employee Stock Purchase Plan

•      Microchip 2004 Equity Incentive Plan

•      PowerSmart, Inc. 1998 Stock Incentive Plan

•      TelCom Semiconductor, Inc. 1994 Stock Option Plan, and

•      TelCom Semiconductor, Inc. 2000 Nonstatutory Stock Option Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	(d) Total of securities reflected in columns (a) and (c)

Equity Compensation Plans Approved by Stockholders (1)	7,458,569	$17.35	18,290,304	25,748,873

Equity Compensation Plans Not Approved by Stockholders (1) (2)	14,912,117	$20.10	16,339	14,928,456

Total	22,370,686	$19.18	18,306,643	40,677,329

(1)   Includes outstanding options to purchase an aggregate of 449,745 shares of our common stock assumed through our acquisitions of TelCom Semiconductor, Inc. in January 2001, and PowerSmart, Inc. in June 2002.  At March 31, 2005, these assumed options had a weighted average exercise price of $18.91 per share.  No additional options may be granted under the plans assumed in connection with these acquisitions.

(2)   Beginning January 1, 2005, the shares authorized for issuance under our 2001 Employee Stock Purchase Plan are subject to an annual automatic increase of the lesser of (i) 1,500,000 shares, (ii) one-half of one percent (0.5%) of the then outstanding shares of our common stock, or (iii) such lesser amount as is approved by our Board of Directors.

Equity Compensation Plans Not Approved by Stockholders

Microchip Technology Incorporated 1997 Nonstatutory Stock Option Plan.

In November 1997, our Board of Directors approved the Microchip 1997 Nonstatutory Stock Option Plan.  Under our 1997 Plan, nonqualified stock options may be granted to our employees who are not officers or Directors of Microchip and to our consultants.  The 1997 Plan was not submitted to our stockholders for approval because doing so was not required under applicable rules and regulations in effect at the time the plan was initially adopted or when it was amended.  As of March 31, 2005, options to acquire 14,730,938 shares were outstanding under the 1997 Plan and no shares were available for future grant because this plan was replaced with our 2004 Equity Incentive Plan for future grants.

The expiration date, maximum number of shares purchasable and other provisions of options granted under the 1997 Plan, including vesting provisions, were established at the time of grant by either the Compensation Committee or the employee committee appointed by the Board of Directors, provided that the exercise price of an option may not be less than the fair market value of our common stock on the date of grant and no option may have a term of more than 10 years.  If Microchip is acquired by merger, consolidation or asset sale, each outstanding option that is not assumed by the successor corporation or otherwise replaced with a comparable option will automatically accelerate and vest in full.  In connection with a change of control of Microchip by tender offer or proxy contest for board membership, our Board of Directors can accelerate outstanding options.  Our Board of Directors or Compensation Committee may amend or terminate the 1997 Plan without stockholder approval, but no amendment or termination of the 1997 Plan may adversely affect any award previously granted under the 1997 Plan without the written consent of the stock option holder.

Microchip 1994 International Employee Stock Purchase Plan (IESPP).

In June 1994, our Board of Directors adopted our IESPP to provide eligible employees of non-U.S. subsidiaries of Microchip the opportunity to acquire shares of our common stock through payroll deductions in the currency in which they are paid.  Prior to our 2004 annual meeting in August 2004, the IESPP had not been submitted to our stockholders for approval because doing so was not required under applicable rules and regulations in effect at the time the plan was initially adopted or when it was earlier amended.  At our 2004 annual meeting, our stockholders approved the addition of 100,000 shares of common stock to the IESPP.  As of March 31, 2005, 116,339 shares of our common stock are available for purchase through this plan.

Employment Contracts, Termination of Employment and Change of Control Arrangements

We do not have employment contracts with our CEO or any of the four other most highly compensated executive officers named in this proxy statement.

Our CEO and certain of the other most highly compensated executive officers named in this proxy statement have entered into an Executive Officer Severance Agreement.  These agreements provide for the automatic acceleration of vesting and exercisability of all unvested stock options upon the first to occur of any of the following events:

•                  as of the date immediately preceding a change of control in the event any such stock options are or will be terminated or canceled (except by mutual consent) or any successor to Microchip fails to assume and agree to perform all such stock option agreements at or prior to such time as any such person becomes a successor to Microchip, or

•                  as of the date immediately preceding such change in control, if the executive does not or will not receive upon exercise of such executive’s stock purchase rights under any such stock option agreement the same identical securities and/or other consideration as is received by all other stockholders in any merger, consolidation, sale, exchange or similar transaction occurring upon or after such change of control, or

•                  as of the date immediately preceding any involuntary termination of such executive occurring upon or after any such change of control, or

•                  as of the date six months following the first such change of control, provided that the executive shall have remained an employee of Microchip continuously throughout such six-month period.

STOCK OWNERSHIP GUIDELINES FOR KEY EMPLOYEES AND DIRECTORS

To help ensure alignment of the interests of our management and Directors with those of our stockholders, we have put in place a stock holding policy that applies to each member of our management and Board of Directors.  This policy was proposed by the Nominating and Governance Committee and ratified by our Board at its October 24, 2003 meeting.  Under this policy, effective April 1, 2004, each of our Directors, executive officers, vice presidents and internal director-level employees must maintain a specified minimum level of ownership of our stock during their tenure in their respective office or position.  As of March 31, 2005, all persons subject to this policy were in compliance with its terms.

CODE OF ETHICS

We have adopted a code of ethics for our Directors, officers (including our principal executive officer and principal financial officer) and employees.  A copy of the code of ethics is available on our website at the Investor Relations section under Mission Statement/Corporate Governance on www.microchip.com.

We intend to post on our website any amendment to, or waiver from, a provision of our codes of ethics within five business days following the date of such amendment or waiver or such other time period required by SEC rules.

OTHER MATTERS

Other Matters to be Presented at the Annual Meeting

At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

Requirements, Including Deadlines, for Receipt of Stockholder Proposals for the 2006 Annual Meeting of Stockholders; Discretionary Authority to Vote on Stockholder Proposals

Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for the 2006 annual meeting, our Secretary must receive the proposal at our principal executive offices by March 13, 2006.  Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws.  The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Under our Bylaws, stockholders must follow certain procedures to nominate a person for election as a Director or to introduce an item of business at our annual meeting.  Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice addressed to the Secretary of Microchip at our principal executive offices.  We must receive notice as follows:

•      Normally we must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days before the first anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders.  Accordingly, a stockholder who intends to submit a nomination or proposal for our 2006 annual meeting must do so no later than April 12, 2006.

•      However, if we hold our 2006 annual meeting on a date that is not within 30 days before or after the anniversary date of our 2005 annual meeting, we must receive the notice no later than the close of business on the later of the 90th day prior to our 2006 annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

•      A stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock.  Proposals or nominations not meeting these requirements will not be considered at our 2006 annual meeting.

•      If a stockholder does not comply with the requirements of this advance notice provision, the proxies may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

To make any submission or to obtain additional information as to the proper form and content of submissions, stockholders should contact Microchip’s Secretary in writing at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household.  Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report.  While our proxy statement and 2005 Annual Report are available online (see Electronic Access to Proxy Statement and Annual Report on page 3), we will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at 480-792-7761 or by mail addressed to Investor Relations, Microchip Technology Incorporated, 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199, requesting such copies.  If a stockholder is receiving multiple copies of our proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, or other nominee record holder to request mailing of a single copy of the proxy statement and annual report.  Stockholders receiving multiple copies of these documents directly from Microchip who would like to receive single copies in the future should contact our investor relations department to make such a request.

Date of Proxy Statement

The date of this proxy statement is July 11, 2005.

PROXY	PROXY

Microchip Technology Incorporated 2355 West Chandler Boulevard Chandler, Arizona 85224	This Proxy is solicited on behalf of the Board of Directors 2005 ANNUAL MEETING OF STOCKHOLDERS

I (whether one or more of us) appoint Steve Sanghi and Gordon W. Parnell, and each of them, each with full power of substitution, to be my Proxies.  The Proxies may vote on my behalf, in accordance with my instructions, all of my shares entitled to vote at the 2005 Annual Meeting of Stockholders of Microchip Technology Incorporated and any adjournment(s) of that meeting.  The meeting is scheduled for August 15, 2005, at 9:00 a.m., Mountain Standard Time, at the company’s Chandler facility at 2355 West Chandler Boulevard, Chandler, Arizona.  The Proxies may vote on my behalf as if I were personally present at the meeting.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the Election of Directors, for the ratification of Ernst & Young LLP as Microchip’s independent registered public accounting firm for the fiscal year ending March 31, 2006 and as my Proxies deem advisable on such other matters as may properly come before the meeting or any adjournment(s) thereof.  The proposals described in the accompanying proxy statement have been proposed by the Board of Directors.

IF VOTING BY MAIL, PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dear Stockholder,

Microchip offers our stockholders the opportunity to access future proxy statements, annual reports and other stockholder communications electronically through the Internet instead of receiving paper copies in the mail.  This reduces our costs because we can reduce the number of such materials we must print and mail.  Please note that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies, which must be borne by the stockholder.  To choose this option, please check the appropriate box on your proxy card and return it by mail.

We also request that you notify us if you are receiving multiple copies of our proxy statement and annual report.  If you do so, we can reduce the number of these materials we must print and mail.  To choose this option, please check the appropriate box on your proxy card and return it by mail.

YOUR VOTE IS IMPORTANT!

Thank you in advance for participating in our 2005 Annual Meeting.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Directors:	01 Steve Sanghi	04 Matthew W. Chapman	☐ Vote FOR	☐ Vote WITHHELD
		02 Albert J. Hugo-Martinez	05 Wade F. Meyercord	all nominees	from all nominees
03 L. B. Day

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Microchip for the fiscal year ending March 31, 2006.				☐ For	☐ Against	☐ Abstain

☐     Yes, I have access to the world wide web and by checking this box I elect to obtain all future proxy statements, annual reports and other stockholder communications by accessing the electronic form made available on the Internet instead of having paper copies delivered to me by mail.

Date

☐ Multiple stockholder publications. Please check here to stop mailing of stockholder publications for this account, since multiple copies come to this address.
Signature(s) in Box
	Address Change? Mark Box	☐	Indicate changes below:

(Please sign exactly as name appears. When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, partnership or other entity, please sign in the entity’s full name by an authorized officer.  Please date the proxy.)